ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form is being delivered in connection with the Agreement and Plan of Merger, as amended (the “Merger Agreement”) by and between Community First Financial Group, Inc. and BNC Bancorp, dated as of December 17, 2013 whereby Community First Financial Group, Inc. will merge with and into BNC Bancorp (the “Merger”).

EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY

Mailing Address: Registrar and Transfer Company Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016-0645

To be effective, this Election Form must be received by the Exchange Agent no later than 5:00 p.m. EST on May 22, 2014, together with the stock certificate(s) representing such shares of Community First Financial Group, Inc. common stock. Please read the instruction carefully before completing this form.

For assistance: (800) 368-5948

By Hand: Registrar and Transfer Company Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach List if necessary)
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES
You MUST submit ALL your original Community First Financial Group, Inc. Common Stock certificates in order to complete the exchange process. If you cannot locate your original stock certificate(s), please check the box below, complete the Affidavit for Lost Stock Certificate(s), and carefully follow the instructions on the reverse side of this Letter of Transmittal
☐ Check the box to the left if you have lost any of your stock certificates and complete the Affidavit For Lost Stock Certificates on the reverse side (See Instruction B(5)).

ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. EST ON May 22, 2014

(See Instruction A(3))

☐ ALL STOCK ELECTION: Exchange all shares of stock for 0.4069 shares of BNC Bancorp common stock for each Community First Financial Group, Inc. share, plus cash in lieu of any fractional shares (“Stock Election”)

☐ ALL CASH ELECTION: Exchange all shares for cash ($5.90 per share) (“Cash Election”)

☐ COMBINATION STOCK/CASH ELECTION: Exchange _____ shares of Community First Financial Group, Inc. common stock for BNC Bancorp common stock and the remainder in cash (“Combination Election”). (Please write in the blank the number of shares you would like to exchange for BNC Bancorp Common Stock.)

☐ NO ELECTION: No preference with respect to the receipt of either BNC Bancorp common stock or cash.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

It is understood that this election is subject to the terms, conditions, and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the limitation that, on an aggregate basis, approximately 75% of Community First Financial Group, Inc. common stock will be converted into BNC Bancorp common stock and approximately 25% of Community First Financial Group, Inc. common stock will be converted into cash. No more than 1,190,856 shares of BNC Bancorp common stock will be issued to Community First Financial Group shareholders in connection with the Merger. BNC Bancorp cannot, therefore, ensure that all Community First Financial Group, Inc. shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Appendix A to the Proxy Statement/Prospectus.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of Community First Financial Group, Inc. common stock and that when accepted for exchange by BNC Bancorp will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of Community First Financial Group, Inc. together with accompanying evidence of transfer and authenticity, for certificates representing shares of BNC Bancorp or cash, as set forth under “Election Options” and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

PLEASE NOTE: The Exchange Agent will issue and distribute the Stock Consideration in book-entry form only, referred to as Direct Registration System (“DRS”). DRS means that BNC Bancorp shares will be credited in book form, in lieu of a paper certificate, to an account maintained by Registrar and Transfer Company, BNC Bancorp’s transfer agent and registrar.

SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS

(See Instruction B1 and 2)

To be completed ONLY if (i) the Stock Consideration to be issued and/or (ii) the check in the exchange for the Certificate(s) surrendered herewith are to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction 7) Issue and deliver Stock Consideration and/or check to:

Name

(Please Print First, Middle & Last Name)

Address:

(Including Zip Code)

Dated:

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction B4)

Complete ONLY if the Stock Consideration and/or the check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned’s name at the top of the letter.

Name

(Please Print First, Middle & Last Name)

Address:

(Including Zip Code)

 IMPORTANT - THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9
ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT

SHAREHOLDER SIGN HERE

(Also Complete Substitute Form W-9)

X

X

Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction B1.

Dated:

Name(s):

(Please Print)

Capacity:                                                                       `

MEDALLION SIGNATURE GUARANTEE

Required only if Special Payment and/or Issuance Instructions are provided (See Instruction B-2).

The signature(s) should be guaranteed by an Eligible Financial Institution or a member of a registered National Securities Exchange or the FINRA pursuant to Securities and Exchange Commission Rule 17Ad-15.

 INSTRUCTIONS

A. Special Conditions

1. Time in which to Make an Election. To be effective, a properly completed Election Form accompanied by the stock certificate(s) representing all of the holder’s shares of Community First Financial Group, Inc. common stock must be received by Registrar and Transfer Company, the Exchange Agent, not later than 5:00 p.m. EST on May 22, 2014 (“Election Deadline”). Holders of Community First Financial Group, Inc. common stock whose Election Form and certificate(s) are not so received or who revoke their Election Form will be considered a Non-Electing Shareholder. See Instruction A(7) below. The method of delivery of all documents is at the option and risk of the Community First Financial Group, Inc. shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.

2. Description of Certificates. Insert in the box at the top of the Election Form marked “Description of Certificates Surrendered” the certificate number(s) of the Community First Financial Group, Inc. common stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, the names(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing the information.

3. Election Options. In the box marked “Election Options”, indicate whether you would like to receive in exchange for your shares of Community First Financial Group, Inc. common stock, only shares of BNC Bancorp common stock, only cash, or a combination of common stock and cash or “No Election”. Mark only one selection in this box. The Merger Agreement limits the amount of cash and the amount of BNC Bancorp common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see “The Merger Agreement – Election Procedures”, and – “Conversion of Shares; Exchange of Certificates” on pages 65-67 of the Prospectus/Proxy Statement.

4. Changes or Revocation of Election. A holder of shares of Community First Financial Group, Inc. common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Exchange Deadline.

5. Joint Forms of Election. Holders of shares of Community First Financial Group, Inc. who make a joint election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form is submitted as a joint Election Form, each record holder of shares of Community First Financial Group, Inc. common stock covered hereby must properly sign this Election Form in accordance with Instruction B(1), attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

6. Forms of Election Nominees. Any record holder of shares of Community First Financial Group, Inc. common stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on the form or forms a combination of Elections covering up to the aggregate number of shares of Community First Financial Group, Inc. common stock owned by such record holder. However, upon the request of BNC Bancorp such record holder will be required to certify to the satisfaction of BNC Bancorp that such record holder holds such shares of Community First Financial Group, Inc. common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is not submitted will be treated as a separate shareholder of Community First Financial Group, Inc. for purposes of allocation of BNC Bancorp common stock and cash payments to be issued upon consummation of the Merger.

7. Shares as to Which No Election is Made. Holders of shares of Community First Financial Group, Inc. common stock who mark the “No Election” box on this Election Form, or who fail to submit a properly completed Election Form together with certificate(s) representing their shares of Community First Financial Group, Inc. common stock by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form together with certificate(s) representing their shares of Community First Financial Group, Inc. common stock (“Non-Electing Shareholder”), shall have their shares of Community First Financial Group, Inc. common stock converted into the right to receive a cash payment of $5.90 or 0.4069 shares of BNC Bancorp common stock, subject to adjustment, for each share they own in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an Election for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not tendered.

B. General

1. Signatures. The signature (or signatures, in this case of certificates owned by two or more joint holders of certificates for which a joint Election Form is submitted) on the Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Community First Financial Group, Inc. common stock described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s).

If this Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is a registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form.

The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States.

PLEASE NOTE: The Exchange Agent will issue and distribute the Stock Consideration in book-entry form only, referred to as Direct Registration System (“DRS”). DRS means that BNC Bancorp shares will be credited in book form, in lieu of a paper certificate, to an account maintained by Registrar and Transfer Company, BNC Bancorp’s transfer agent and registrar.

2. Special Payment and/or Issuance Instructions. If checks or stocks consideration representing BNC Bancorp common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of Community First Financial Group, Inc. common stock being submitted herewith, the certificate(s) submitted herewith must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on this Election Form must be guaranteed by an Eligible Financial Institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also check the appropriate box in “Special Payment Instructions” on the Election Form.

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of BNC Bancorp common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of Community First Financial Group, Inc. common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of BNC Bancorp common either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions. If checks or stock consideration representing shares of BNC Bancorp common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in “Special Delivery Instructions” and insert the appropriate address in the space provided on this Election Form.

5. Lost Certificates. If your certificate(s) representing shares of Community First Financial Group, Inc. common stock has (have) been lost, stolen, or destroyed, you should check the box on the face of the Election Form indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below and return it to the Exchange Agent, along with a check payable to Registrar and Transfer Company in the amount of 3% of the market value of the lost certificate(s) (at $5.90 per share) and with any certificate(s) of Community First Financial Group, Inc. common stock in your possession (check calculation: $5.90 x number of shares lost, stolen or destroyed x 3% = amount of check. Example: 1,000 shares of Community First Financial Group, Inc. at $5.90 per share for a market value of $5,900 x 3% = $177.00 (minimum $50.00)). If your market value exceeds $250,000.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

The Election Form and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to the Election Deadline, your Election will be deemed a “No Election”.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that those certificate(s) cannot be found. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless BNC Bancorp, Travelers Casualty & Surety Company of America, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Travelers Casualty and Surety Company of America. My check, payable to the Registrar and Transfer Company, to cover the replacement cost of 3% of the market value of the stock (Minimum $50.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Note: If the current market value exceeds $250,000.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

Sign Here:                                                                                           SSN/TIN:

Co-Owner, if any:                                                                               SSN/TIN:

Sworn to and subscribed before me this ____ day of ______________________, 20___.

_______________________________________ My commission expires: ____________________________________

(Affix Notarial Seal)

6. Determination of Questions. All questions with respect to this Election Form made by holders of shares of Community First Financial Group, Inc. common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Elections and questions relating to computations as to allocations) will be determined by BNC Bancorp and/or the Exchange Agent, whose determination shall be conclusive and binding. BNC Bancorp shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. BNC Bancorp and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Community First Financial Group, Inc. common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither BNC Bancorp nor the Exchange Agent is under any obligation to notify a holder of shares of BNC Bancorp common stock of any defect in an Election Form.

7. Important Tax Information Substitute Form W-9. Each surrendering shareholder is required to provide Registrar and Transfer Company with such holder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 below and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 below. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual’s exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

8. Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, Registrar and Transfer Company, at 1-800-368-5948, or via email to info@rtco.com

PAYER’S NAME: BNC BANCORP

SUBSTITUTE

Form W-9

(Rev. August 2013)

Department of Treasury Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Please fill in your name and address

Name (as shown on your income tax return)

Part 1 – Taxpayer Identification Number (TIN) – Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part 1 instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN in the Guidelines on page 3.

NOTE: If the account is in more than one name, see the chart on page 4 in the W-9 Guidelines for guidelines on whose number to enter.

_________|_____________|__________ Social Security Number or _________|________________________ Employer Identification Number
Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification (required)

☐ Individual proprietor ☐ C-Corporation

☐ S-Corporation ☐ Partnership

☐ Trust/estate

☐ Limited liability company

Enter the tax classification (C=C-Corporation S=S-Corporation, P=Partnership) ►_______

☐ Exemption (see instructions):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) _________________

☐ Other (see instructions in W-9 Guidelines

___________________________________

Address (number, street, and apt, or suite no.)

____________________________________

City, State, and ZIP code

____________________________________

List account numbers(s) here (optional)

Part 2 – Certification – Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. citizen or other U.S. person (defined below), and

(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions. – You must cross out item 2 above, if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See instructions on page 3 in the W-9 Guidelines.

Sign Here

Signature of

U.S. Person _______________________________ Date ______________, 20__

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION #7 FOR ADDITIONAL INFORMATION.

ELECTION INFORMATION BOOKLET

The Election Information Booklet provides answers to frequently asked questions regarding how to make your election in connection with the merger of Community First Financial Group, Inc. (“Community First”) with and into BNC Bancorp (“BNC”). This booklet does not contain all of the information that is important to you and we urge you to read carefully the instructions in the Election Form and the Letter of Transmittal (the “Election Form”). After reviewing these materials, please complete the Election Form and send it in the enclosed envelope, along with your Community First stock certificate(s), to Registrar and Transfer Company (the “Exchange Agent”). If you have additional questions after reading this material, you should contact Registrar and Transfer Company at 800-368-5948.

The deadline for receipt of your Election Form and stock certificates is 5:00 p.m., Eastern time, on Thursday, May 22, 2014.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

On December 17, 2013, Community First and BNC entered into a Merger Agreement whereby Community First will merge with and into BNC (the “Merger Agreement”). Pursuant to the Merger Agreement, you, as a Community First shareholder, have the opportunity to elect how you will exchange your shares of Community First stock. You may elect to receive 0.4069 shares of BNC common stock, $5.90 in cash, or a combination of BNC common stock and cash, for each share of Community First common stock that you own. You also have the option to elect no preference as to whether you receive cash, shares of BNC common stock or a combination thereof.

2.	What is the Election Form?

The enclosed Election Form does two things. First, it lets us know your preferred form of payment for your shares of Community First common stock (i.e., cash, shares of BNC common stock or a combination of both). Second, it allows you to surrender your Community First stock certificate(s) in order to receive payment for the shares of Community First common stock you own upon completion of the merger.

3.	How do I use the Election Form?

You should refer to the back page of the Election Form for a complete set of instructions. A summary of the instructions follows:

When completed, sign and date the Election Form, indicating how you want to receive payment for your shares of Community First common stock, and mail it to Registrar and Transfer Company in the enclosed envelope, along with your Community First stock certificates. Do not sign the back of your stock certificates. By signing the Election Form, you agree to surrender for exchange your stock certificate(s), you confirm that your tax identification number is correctly stated on the Election Form, and you confirm that you have complied with all the requirements as stated in the instructions. Please note that if your shares are held in a joint account, signatures of both owners are required on the Election Form.

If you are mailing stock certificates, we recommend that you make copies of your stock certificates and completed Election Form. We also recommend sending them by registered mail, return receipt requested, and insured for at least 3% of the market value. This is the amount that it commonly costs to replace a lost certificate. Please do not return any documents directly to Community First or BNC.

4.	What happens if I do not send in the Election Form or if I miss the election deadline?

If you do not respond, or if Registrar and Transfer Company does not receive your Election Form prior to the election deadline, or if your Election Form is not completed properly, you will be deemed to have made a “no preference” election as to the form of consideration to be received in exchange for your shares of Community First common stock. As a result, as provided in the Merger Agreement, if the Merger is completed, you will receive either cash, shares of BNC common stock or a combination of cash and shares of BNC common stock as determined by BNC and the Exchange Agent in accordance with the allocation and proration procedures set forth in the Merger Agreement.

5.	Am I guaranteed to receive what I ask for on the Election Form?

No. BNC cannot ensure that all Community First shareholders will receive their election choices.

The Merger Agreement contains allocation and proration provisions that are designed to ensure that approximately 75% of the outstanding shares of common stock of Community First will be exchanged for shares of BNC common stock and approximately 25% of the outstanding shares of Community First common stock will be exchanged for cash. After the election deadline, BNC and the Exchange Agent will calculate the amount of cash and/or shares of BNC common stock to be distributed to each Community First shareholder based on all valid elections received and in accordance with the allocation and proration procedures set forth in the Merger Agreement (which was attached as Appendix A to the Proxy Statement/Prospectus dated as of April 17, 2014, and mailed to you under separate cover).

•	If Community First shareholders elect to receive BNC common stock for more than 75% of the outstanding shares of Community First common stock, the amount of BNC common stock that each such shareholder would receive from BNC will be reduced on a pro rata basis. As a result, these Community First shareholders will receive cash consideration for any Community First shares for which they do not receive BNC common stock and all Community First shareholders who have elected to receive cash or who have made no election will receive cash for their Community First shares.

•	If Community First shareholders elect to receive cash for more than 25% of the outstanding shares of BNC common stock, the amount of cash that each such shareholder would receive from BNC will be reduced on a pro rata basis. As a result, such shareholders will receive BNC common stock for any Community First shares for which they do not receive cash and all Community First shareholders who have elected to receive BNC common stock will receive BNC common stock.

•	If you do not make an election, you will be allocated either cash or shares of BNC common stock, or a combination of cash and shares of BNC common stock, depending on the elections made by other Community First shareholders.

•	Neither Community First nor BNC is making any recommendation as to whether Community First shareholders should elect to receive cash or BNC common stock in the merger. Each Community First shareholder must make his or her own decision with respect to such election.

6.	If I am allocated BNC common stock, will I receive a physical certificate representing my BNC common stock?

No. The Exchange Agent will issue and deliver BNC common stock in book entry form only. BNC common stock will be credited in book form under the Direct Registration System (“DRS”) to an account maintained by BNC’s transfer agent, Registrar and Transfer Company. You will receive a DRS confirmation but you will not receive a physical certificate in connection with the merger. Following the closing of the merger, you may contact BNC’s Transfer Agent and request that a paper certificate be issued to you if you prefer to hold your shares in certificated form.

7.	When can I expect to receive my new stock certificates and/or cash?

Assuming that you have made a proper election by the election deadline, we expect that your check and/or BNC common stock DRS confirmation will be mailed to you within approximately 10 days after the closing of the merger. We expect the merger to close on or about June 1, 2014, assuming that all conditions to closing have been met at that time.

8.	What happens if the Merger Agreement is terminated and the merger does not close?

If the Merger Agreement is terminated and the merger does not close, the Exchange Agent will promptly return your Community First stock certificates to you.

9.	What if I cannot locate my Community First stock certificate(s)?

If your Community First stock certificate(s) has (have) been lost, stolen or destroyed, we recommend contact the Registrar and Transfer Company at 800-368-5948 for further instructions before submitting your election form. Since Community First acts as its own transfer agent, you may be able to contact Community First to receive new certificates before the election deadline. But if you need to take this action, you should contact Community First immediately as there will be information and documents you need to provide to Community First to obtain new certificates.

10.	What if I hold any of my shares of Community First common stock with a broker, bank or other nominee?

You should promptly contact your broker, bank or other nominee and follow their instructions as to the procedures for exchanging your shares of Community First common stock.

11.	What if I own restricted shares of Community First stock held by the Company?

You should contact the Company to request delivery of the certificates for those legended shares so that they may be submitted by you with your Election Form and Letter of Transmittal.

12.	What if my Community First stock certificates are not immediately available or time will not permit my Community First stock certificates to be delivered to the Exchange Agent prior to the election deadline?

You may make an election without your Community First stock certificates if you submit with your properly completed Election Form included in this package and follow the instructions in that document.

13.	If I receive cash, how much cash will I receive?

BNC will pay you $5.90 in cash for each share of Community First common stock you own, subject to the allocation and proration procedures described in the Merger Agreement (see Question 5).

14.	If I receive shares of BNC common stock, how many shares will I receive?

You will receive 0.4069 shares of BNC common stock for each share of Community First common stock you own, subject to the allocation and proration procedures described in the Merger Agreement (see Question 5), plus cash in lieu of fractional shares you would otherwise receive, as described in the Merger Agreement.

15.	If I receive a combination of cash and shares of BNC common stock, what will I receive?

You will be asked to state on the Election Form the number of your shares of Community First common stock that you wish to exchange for shares of BNC common stock. Based on your election, you will receive 0.4069 shares of BNC common stock for each share of Community First common stock that you designate as a stock election share and $5.90 per share for the remainder of your Community First common stock, subject to the allocation and proration procedures described in the Merger Agreement (see Question 5).

16.	If I elect no preference, what will I receive?

You will receive cash, shares of BNC common stock in book entry form or a combination of both as determined by BNC and the Exchange Agent in accordance with the allocation and proration procedures set forth in the Merger Agreement.

17.	Will I have to pay taxes on the proceeds if my shares are exchanged?

Generally, an exchange involving cash will be treated as a transaction in which gain (or possibly loss) will be recognized. You may refer to the discussion of “Material U.S. Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus dated April 17, 2014, which is being sent separately to you. Because individual circumstances may differ, you should consult your tax advisor for a complete understanding of the tax effects of the merger to you, including the application and effect of foreign, state, local or other tax laws.

18.	Are there any fees associated with the exchange of my Community First stock certificate(s)?

There are no fees associated with the exchange, unless you need to replace a missing Community First stock certificate.

19.	May I continue to trade my shares after I surrender my stock certificate(s)?

No. Once you submit your Community First stock certificates with your Election Form, you may no longer trade your shares of Community First common stock unless you revoke your election before the election deadline.

20.	Can I change or revoke my election?

Yes. Your election may be changed or revoked until 5:00 p.m., Eastern time, on Thursday, May 22, 2014, which is the election deadline. To change or revoke an election, a written notice of revocation must (a) specify the name of the shareholder having made the election to be changed or revoked, (b) be signed by the shareholder in the same manner as the original signature on the Election Form by which such election was made and (c) be received by the Exchange Agent before the election deadline.

If you change or revoke your election, the Exchange Agent will return your Community First stock certificate(s) to you. If you want to make a new election, you must return a properly completed Election Form and resubmit your Community First stock certificate(s) before the election deadline.

21.	Can I elect to have a portion of my shares exchanged under different election options?

You can elect only one option for each registered account (an account with a broker, bank or other nominee) in which you hold shares of Community First common stock. If you hold Community First common stock in more than one registered account, you may choose a different election option for each such registered account.

22.	Who do I call if I have additional questions?

You may contact Registrar and Transfer Company Investor Relations Department at 1-800-368-5948 during the hours of 8:00 am to 6:00 pm Eastern Time for further assistance, or you may e-mail us at info@rtco.com.